Exhibit 3
                    ARTICLES OF INCORPORATION
                   (Filed September 28, 1962)

STATE OF ILLINOIS,  }
COOK COUNTY         }

To CHARLES F. CARPENTIER, Secretary of State:

We, the undersigned,

                                   Address
Name                Number    Street          City      State
MARVIN HERMAN       33 N. LaSalle Street     Chicago,  Illinois
DONNA R. VANSETH    33 N. LaSalle Street     Chicago,  Illinois
SHARON GOLDMAN      33 N. LaSalle Street     Chicago,  Illinois

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                           ARTICLE ONE

The name of the corporation is:  CHARLES M. O'SHEA CORPORATION


                           ARTICLE TWO

The address of its initial registered office in the State of Illinois is: Suite 1800 - 33 North LaSalle Street, in the City of Chicago, Zone 2, County of Cook and the name of its initial
Registered Agent at said address is LEONARD L. LEVIN.


                          ARTICLE THREE

The duration of the corporation is:  Perpetual.


                          ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

To own and operate a private employment agency; to acquire, hold, mortgage, convey and otherwise dispose of all kinds of property, both real and personal; to carry on any other business, whether manufacture or otherwise, which may seem to the company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights; to do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated and which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.


                          ARTICLE FIVE

PARAGRAPH 1. The aggregate number of shares which the corporation is authorized to issue is 10,000,000, divided into one class(es). The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

          Series    Number of   Par value per share or statement
Class     (If any)    Shares    that shares are without par value

Common    none      10,000,000          without par value

PARAGRAPH 2:  The preferences, qualifications, limitations,
restrictions and the special or relative rights in respect of the
shares of each class are:   None.


                           ARTICLE SIX

     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                          Total consideration to be
     Class of shares     Number of shares     received therefor:

         Common             1,000,000          $ 10,000.00


                          ARTICLE SEVEN

     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.


                          ARTICLE EIGHT

     The number of directors to be elected at the first meeting of the shareholders is: three.


                          ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $20,000.00.
PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $20,000.00.
PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $20,000.00.
PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $20,000.00.


               /s/  Marvin L. Herman    }
               /s/  Donna Vanseth       }  Incorporators
               /s/  Sharon Goldman      }




                      ARTICLES OF AMENDMENT
                             to the
                    ARTICLES OF INCORPORATION
                               of
                  CHARLES M. O'SHEA CORPORATION
                     (Exact Corporate Name)

                    (Filed December 21, 1964)

To WILLIAM H. CHAMBERLAIN,
Secretary of State
Springfield, Illinois

     The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of
Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

     ARTICLE FIRST:  The name of the corporation is:

                  CHARLES M. O'SHEA CORPORATION

     ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation
Act" of the State of Illinois:

     RESOLVED, that Article One of the Articles of Incorporation of this corporation be amended by changing the name of this corporation from CHARLES M. O'SHEA CORPORATION to "GENERAL
EMPLOYMENT ENTERPRISES, INC."

     ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 1,000,000; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

          Class                    Number of Shares
          None

     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 1,000,000; and the number of shares voted against said amendment or amendments was none. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

          Class              Number of Shares Voted
                              For          Against
          None

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had _______ shares issued, itemized as follows:

          Series    Number of   Par value per share or statement
Class     (If any)    Shares    that shares are without par value


Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $____________ and a paid-in surplus of $__________ or a total of $____________.


     ARTICLE FIFTH: The manner in which the exchange, reclassi-fication, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

     ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                            Before Amendment    After Amendment
          Stated capital    $                   $
          Paid-in surplus   $                   $

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 16th day of December, 1964.

                              CHARLES M. O'SHEA CORPORATION
                                  (Exact Corporate Name)
                              By:    /s/  Herbert F. Imhoff
                                     Its President

ATTEST:

/s/  Leonard L. Levin
     Its Secretary




                     ARTICLES OF AMENDMENT
                             to the
                    ARTICLES OF INCORPORATION
                               of
              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     (Exact Corporate Name)

                      (Filed April 3, 1967)

To PAUL POWELL,
Secretary of State
Springfield, Illinois

     The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of
Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

     ARTICLE FIRST:  The name of the corporation is:

              GENERAL EMPLOYMENT ENTERPRISES, INC.

     ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation
Act" of the State of Illinois:

     RESOLVED, that Article Five of the Articles of Incorporation of the Company be, and it hereby is, amended to read as follows:

                          "ARTICLE FIVE

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 5,000,000, divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

          Series    Number      Par value per share or statement
Class     (If Any)  of Shares   that shares are without par value

Common    None      5,000,000      without par value

Each two common shares of the presently issued 1,000,000 common shares, without par value, hereby are changed, without the further act of the corporation, into one common share without par value.

     Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: NONE, except that no holder of any shares of the corporation of any class now or hereafter authorized shall have any right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase, subscribe for or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments be unissued or issued and thereafter acquired by the corporation."

     ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 912,000; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

          Class                         Number of Shares
          88,000 Treasury Shares

     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 912,000; and the number of shares voted against said amendment or amendments was none. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

          Class               Number of Shares Voted
                              For          Against


Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had _______ shares issued, itemized as follows:

          Series    Number of   Par value per share or statement
Class     (If Any)  of Shares   that shares are without par value


Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $____________ and a paid-in surplus of $__________ or a total of $____________.


     ARTICLE FIFTH: The manner in which the exchange, reclassi-fication, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

     As a result of filing these Articles of Amendment, 1,000,000
Common Shares of the Company, previously issued, were changed to 500,000 Common Shares. Hence, the corporation now has issued
500,000 Common Shares.

     ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                           Before Amendment    After Amendment
          Stated capital   $                   $
          Paid-in surplus  $                   $

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 29th day of March, 1967.

                              GENERAL EMPLOYMENT ENTERPRISES, INC.
                                  (Exact Corporate Name)
                              By:    /s/  Herbert F. Imhoff
                                     Its President

ATTEST:

/s/  Leonard L. Levin
    Its Secretary




                      ARTICLES OF AMENDMENT
                             to the
                    ARTICLES OF INCORPORATION
                               of
              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     (Exact Corporate Name)
                    (Filed February 16, 1968)

To PAUL POWELL,
Secretary of State
Springfield, Illinois

     The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of
Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

     ARTICLE FIRST:  The name of the corporation is:

              GENERAL EMPLOYMENT ENTERPRISES, INC.

     ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation
Act" of the State of Illinois:

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by adding to Article Five thereof the following:

     "The 500,000 presently issued (34,000 in Treasury) and outstanding (466,000) Common Shares, no par value, of the Corporation shall be changed into 1,000,000 Common Shares, no par value, without the further act of the Corporation resulting in a split of such Common Shares on a 2 for 1 basis.

     "In all other respects the terms and provisions of the Common Shares, no par value, of the Corporation shall remain unchanged."


     ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 466,000*; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

          Class                              Number of Shares
          *34,000 are held in treasury

     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 399,185; and the number of shares voted against said amendment or amendments was 495. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

          Class               Number of Shares Voted
                              For          Against


Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had _______ shares issued, itemized as follows:

          Series    Number of   Par value per share or statement
Class     (If Any)  of Shares   that shares are without par value


Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $____________ and a paid-in surplus of $__________ or a total of $____________.


     ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

     This amendment effects a 2 for 1 split of the 500,000 issued
Common Shares, no par value, of the corporation, resulting in 1,000,000 Common Shares, no par value, being issued (68,000 in treasury) and outstanding (932,000).

     ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                           Before Amendment    After Amendment
          Stated capital   $                   $
          Paid-in surplus  $                   $

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 13th day of February, 1968.

                              GENERAL EMPLOYMENT ENTERPRISES, INC.
                                  (Exact Corporate Name)
                              By:    /s/  Herbert F. Imhoff
                                     Its President

ATTEST:

/s/  Leonard L. Levin
    Its Secretary




                      ARTICLES OF AMENDMENT
                             to the
                    ARTICLES OF INCORPORATION
                               of
              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     (Exact Corporate Name)

                    (Filed January 27, 1970)

To PAUL POWELL,
Secretary of State
Springfield, Illinois

     The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of
Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

     ARTICLE FIRST:  The name of the corporation is:

              GENERAL EMPLOYMENT ENTERPRISES, INC.

     ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation
Act" of the State of Illinois:

     RESOLVED, that the Articles of Incorporation, as heretofore amended, of the corporation be, and they hereby are, further amended to change Article Five thereof to read as follows:

                          "ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 5,100,000, divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                              Par value per share or
           Series                 Number      statement that shares
Class      (if any)               of Shares   are without par value

Preferred  To be issued in series   100,000   Without par value
Common     None                   5,000,000   Without par value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

     1. Series. The Preferred Shares may be divided into and issued in series. Authority is hereby vested in the Board of Directors at any time, or from time to time, to divide any or all of the Preferred Shares into series, to establish, out of authorized but unissued Preferred Shares, series of the Preferred Shares, and to fix and determine the designation and the following relative rights and preferences of the Preferred Shares of any series so established (including authority to fix and determine the relative rights and preferences of the authorized but unissued Preferred Shares of a series theretofore established in respect of which either the relative rights and preferences have not been fixed and determined or the relative rights and preferences theretofore fixed and determined are to be changed):

   (a)  The rate of dividend of Preferred Shares of such series.
   (b) The price at and the terms and conditions on which Preferred Shares of such series may be redeemed.
   (c) The amount payable upon Preferred Shares of such series in the event of involuntary liquidation.
   (d)  The amount payable upon Preferred Shares of such series
   in the    event of voluntary liquidation.
   (e)  Sinking fund provisions for the redemption or purchase
   of   Preferred Shares of such series.
   (f) The terms and conditions on which Preferred Shares of such series may be converted, if Preferred Shares of such series are issued with the privilege of conversion.

     Except in respect of the relative rights and preferences listed in the foregoing clauses (a) to (f), inclusive of this Paragraph 1, all Preferred Shares shall be identical. The Board of Directors shall not create a sinking fund in respect of any series of Preferred Shares unless provision for a sinking fund at least as beneficial to all issued and outstanding Preferred Shares shall either then exist or be at the same time created. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Preferred Shares of any series redeemed pursuant to the provisions of Paragraph 6 hereof, or redeemed or purchased through any sinking fund provision or otherwise, or converted into shares of any other class, shall be cancelled and shall not be reissued.

     2. Dividends. The holders of Preferred Shares of each series shall be entitled to receive when and as declared by the Board of Directors, dividends at the rate fixed for such series as provided in Paragraph 1 above, and no more, payable quarterly on the 15th days of March, June, September and December in each year (the quarterly periods ending on the 15th days of such months, respectively, being herein designated as Dividend Periods), in each case from the date of cumulation, as hereinafter in Paragraph 7 defined, of such series. Such dividends shall be cumulative (whether or not in any Dividend Period or Periods there shall be no net profits or net assets of the corporation legally available for the payment of such dividends) so that, if at any time full cumulative dividends upon the outstanding Preferred Shares of all series to the end of the then current Dividend Period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be fully paid, but without interest, either by redemption and the payment or deposit as provided in Paragraph 6 hereof of the redemption price thereof or by dividends in the amount of said deficiency paid or declared and set apart for payment on each such series before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Shares of any series or Common Shares and before any dividends shall be paid or declared or any other distribution ordered or made upon the Common Shares. All dividends declared on the Preferred Shares of the respective series outstanding shall be declared pro rata, so that the amounts of dividends declared per share on the Preferred Shares of different series shall in all cases bear to each other the same ratio that the respective dividend rates of such respective series bear to each other.

     3. Common Dividends. After full cumulative dividends to the end of the then current Dividend Period upon Preferred Shares of all series then outstanding shall have been paid or declared and set apart for payment and all sinking fund provisions in respect thereof shall have been complied with, then and not otherwise the holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Directors.

     4. Source of Dividends. Anything herein to the contrary notwithstanding, dividends upon shares of any class of the corporation shall be payable only out of assets legally available for the payment of such dividends, and the rights of the holders of the Preferred Shares of all series and of the holders of the Common Shares in respect of dividends shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable for working capital, for additional plant or plants, for additions, improvements and betterments to plant and equipment, for the expansion of the corporation's business (including the acquisition of real and personal property for that purpose), and for any other purposes of the corporation whether or not similar to those herein mentioned.

     5. Liquidation. The Preferred Shares of all series shall be preferred as to both earnings and assets over the Common Shares and, in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Shares of each series then outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether from capital, surplus or earnings before any payment shall be made to the holders of the Common Shares, an amount determined as provided in Paragraph 1 above for every share of their holdings of Preferred Shares of such series. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after distribution shall have been made as aforesaid to the holders of the Preferred Shares, the holders of the Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares of any and all series, to share ratably in all assets of the corporation then remaining according to the number of Common Shares held by them respectively. If upon any liquidation, dissolution or winding up the amounts payable on or with respect to the Preferred Shares of all series shall not be paid in full, the holders of Preferred Shares of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of these shares held by them upon such distribution if all amounts payable on or with respect to the Preferred Shares of all series were paid in full. Neither the merger or consolidation of the corporation into or with another corporation or the merger or consolidation of any other corporation into or with the corporation, nor the sale or lease of all or substantially all of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation.

     6. Redemption. Preferred Shares of any series, at any time outstanding, may be redeemed by the corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time, upon not less than 30 days' previous notice to the holders of record of the Preferred Shares to be redeemed, given by mail or by publication in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the redemption price fixed as provided in Paragraph 1 above of the Preferred Shares to be redeemed. If less than all the outstanding Preferred Shares of any series is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The corporation may, if it so elects, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of the Preferred Shares entitled thereto with a bank or trust company doing business in the City of Chicago, State of Illinois or in the Borough of Manhattan in the City of New York and having capital and surplus of at least $5,000,000. The date upon which such deposit may be made by the corporation shall be prior to the date fixed as the date of redemption, and hereinafter is called the "date of redemption". Notice of such deposit including the date of deposit and the name and address of the bank or trust company with which the deposit has been or will be made, shall be included in the notice of redemption. On and after the date fixed in such notice of redemption as the date of redemption (unless default shall be made by the corporation in providing moneys for the payment of the redemption price pursuant to such notice), or if the corporation shall elect to make such deposit and shall make such deposit on or before the date specified therefor in the notice, then on and after the date of deposit, all dividends on the Preferred Shares thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the corporation shall cease and terminate, except the right to receive the redemption price as hereinafter provided and except any conversation rights not theretofore expired. Such conversion rights, however, in any event shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed by the Board of Directors pursuant to Paragraph 1 hereof for the termination of such conversion rights. Anything herein contained to the contrary notwithstanding, said redemption price shall include an amount equal to full redemption dividends on the Preferred Shares to be redeemed to the date fixed for the redemption thereof, and the corporation shall not be required to declare or pay on such Preferred Shares to be redeemed, and the holders thereof shall not be entitled to receive, any dividend in addition to those reflected in the redemption price; provided, however, that the corporation may pay in regular course any dividends thus reflected in the redemption price either to the holders of record on the record date fixed for determination of shareholders entitled to receive such dividends (in which event, anything herein to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the redemption price upon surrender of the certificates for the shares redeemed. On and after the date fixed as aforesaid for such redemption or, if the corporation shall elect to deposit the moneys for redemption as herein provided, then at any time on and after the date of deposit, the respective holders of record of the Preferred Shares to be redeemed shall be entitled to receive the redemption price upon actual delivery to the corporation or, in the event of such a deposit, to the bank or trust company with which such deposit is made, of certificates for the number of shares to be redeemed properly stamped for transfer (if required) and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys so deposited which shall remain unclaimed by the holders of Preferred Shares to be redeemed at the end of six years after the redemption date shall be paid by such bank or trust company to the corporation; provided, however, that all moneys so deposited, which shall not be required for such redemption because of the exercise of any right of conversion or exchange, shall be returned to the corporation forthwith. Any interest accrued on moneys so deposited shall be paid to the corporation from time to time.

     7. Definitions. The term "date of cumulation" as used herein with reference to any series of Preferred Shares shall be deemed to mean the date on which Preferred Shares of such series shall first be issued.
     The term "full cumulative dividends" whenever used herein with reference to any share of any series of the Preferred Shares shall be deemed to mean (whether or not in any dividend period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the corporation legally available for the payment of such dividend) that amount which shall be obtained by multiplying the full rate fixed for such series as provided in Paragraph 1 above by the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including the elapsed portion of the current dividend period), less the amount of all dividends paid, or deemed paid, upon such share.
     In the event of the issue of additional Preferred Shares of any then existing series, all dividends paid on the Preferred Shares of such series prior to the issuance of such additional Preferred Shares and all dividends declared and paid to holders of Preferred Shares of such series of record on any date prior to such additional issue, shall be deemed to have been paid on the additional Preferred Shares so issued.

     8. Preemptive Rights. Holders of Preferred Shares and holders of Common Shares shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or any other securities of the corporation, whether now or hereafter authorized, whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Shares or any of them or to the holders of Common Shares or any of them, any shares or other securities of the corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such shares or securities without so offering the same to said holders.

     9. Consideration. Except as otherwise provided by law, the Preferred Shares and the Common Shares may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     10. Voting. Subject to the provisions of applicable law, or the by-laws of the corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to a vote, and except as otherwise provided by law or the Articles of Incorporation as from time to time amended in accordance with any applicable law, each outstanding Preferred Share and each outstanding Common Share of the corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     11. Conversion. If Preferred Shares of any series are issued with the privilege of conversion, the holders of Preferred Shares of such series ("such series") shall have the right, at their option, to convert such shares into Common Shares of the corporation at any time on and subject to the following terms and conditions:

     (a) The shares of such series shall be convertible at such office or offices as the Board of Directors may designate, into full paid and nonassessable Common Shares (calculated as to each conversion to the nearest 1/100th of a share) of the corporation at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of such series being taken at its stated value for the purpose of such conversion, such stated value being determined by the Board of Directors at the time of issuance of such series. The price at which Common Shares shall be delivered upon conversion (herein called the "conversion price") shall be initially the price per Common Share fixed by the Board of Directors at the time of the establishment of such series ("initial conversion price"). The conversion price shall be reduced in certain instances as provided in Paragraphs (c), (i) and (j) below, and shall be increased in certain instances as provided in Paragraph (j) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of such series surrendered for conversion or on account of any dividends on the Common Shares issued upon such conversion.

     (b) In order to convert shares of such series into Common Shares the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at said office that he elects to convert such shares. Shares of such series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and shall deliver at said office a certificate or certificates for the number of full Common Shares issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of such series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed by the Board of Directors pursuant to paragraph 1 hereof for the termination of such conversion rights, unless default shall be made in payment of the redemption price.

     (c) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by fifty cents or more the amount determined at the close of business on such day by dividing:

       (1)  a sum equal to (i) the number of outstanding
       Common Shares at the time of the issuance of such series multiplied by the initial conversion price, plus (ii) the aggregate of the amounts of all consideration received by the corporation upon the issuance of Additional Common Shares (as hereinafter defined), minus (iii) the aggregate of the amounts of all dividends and other distributions which have been paid or made after the date of issuance of such series on Common Shares of the corporation, other than in cash out of its earned surplus or in Common
       Shares of the corporation, by

       (2)  the sum of (i) the number of outstanding Common
       Shares at the time of the issuance of such series and (ii) the number of Additional Common Shares which shall have been issued,

     the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of fifty cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (i) and (j) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential Amount."

     (d) The term "Additional Common Shares" as used herein shall mean all Common Shares issued by the corporation after the date of issuance of such series (including shares deemed to be "Additional Common Shares" pursuant to paragraph (j) below), whether or not subsequently reacquired or retired by the corporation, other than:

        (1) shares issued upon conversion of shares of such series; and

        (2)  shares issued upon exercise of stock options; and

        (3) shares issued by way of dividend or other distribution on Common Shares excluded from the definition of Additional Common Shares by the foregoing clauses (1) and (2) or this clause (3) or on Common
        Shares resulting from any subdivision or combination of Common Shares so excluded.

          The sale or other disposition of any Common Shares or other securities held in the treasury of the corporation shall not be deemed an issuance thereof.

     (e) In case of the issuance of Additional Common Shares for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the corporation for such shares (or, if such Additional Common Shares are offered by the corporation for subscription, the subscription price, or, if such Additional Common Shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

     (f) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the corporation or upon conversion or exchange of other securities of the corporation) of Additional Common Shares for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such con-sideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Shares into securities including Common Shares shall be deemed to involve the issuance for a consideration other than cash of such Common Shares immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such Common Shares.

     (g) Additional Common Shares issuable by way of dividend or other distribution on any class of capital stock of the corporation shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of Common Shares outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution such Additional Common Shares shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

     A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Shares) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on Common Shares which consist of securities which are convertible into or exchangeable for Common Shares, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

     If upon the payment of any dividend or other distribution in cash or in property (excluding Common Shares but including all other securities), outstanding Common Shares are cancelled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of Common Shares outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Common Shares by clauses (1), (2) or (3) of paragraph (d) above), shall be deducted from the sum computed pursuant to clause (2) of paragraph (c) above for the purposes of all determinations under such paragraph (c) made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and at any time thereafter.

     The reclassification (including any reclassification, upon a consolidation or merger in which the corporation is the continuing corporation) of Common Shares into securities including other than Common Shares shall be deemed to involve (i) a distribution on Common Shares of such securities other than Common Shares made immediately prior to the close of business on the effective date of the reclassification, and (ii) a combination or subdivision, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter.

     (h) In case of the issuance of Additional Common Shares upon conversion or exchange of other securities of the corporation, the amount of the consideration received by the corporation for such Additional Common Shares shall be deemed to be the total of (i) the amount of the consideration, if any, received by the corporation upon the issuance of such other securities, plus (ii) the amount of the consideration, if any other than such other securities, received by the corporation (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the corporation upon the issuance of such other securities (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs (e), (f) and (g) above, and (ii) if securities of the same class or series of a class as such other securities were issued for different amounts of the consideration, or if some were issued for no consideration, then the amount of the consideration received by the corporation upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the corporation upon the issuance of all the securities of such class or series, as the case may be.

     (i) In case Additional Common Shares are issued as a dividend or other distribution on any class of capital stock of the corporation, the total number of shares constituting which dividend or other distribution exceeds five percent of the total number of Common Shares outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (i), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares (other than Common Shares which, upon issuance, would not constitute Additional Common Shares). The corporation will not pay any dividend or make any distribution on Common Shares held in the treasury of the corporation.

     (j) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of Common Shares outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Common Shares by clauses (1), (2) or (3) of paragraph (d) above), shall be deemed to be "Additional Common Shares" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of Common Shares outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Common Shares by clauses (1), (2) or (3) of paragraph (d) above), shall be deducted from the sum computed pursuant to clause (2) of paragraph (c) above for the purposes of all determinations under such paragraph
     (c) made on any day after the day upon which such combination becomes effective. Common Shares held in the treasury of the corporation and shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares (other than Common Shares which, upon issuance, would not constitute Additional Common Shares) shall be considered outstanding for the purposes of this paragraph (j).

     (k)  Whenever the conversion price is adjusted as herein provided:

          (1) the corporation shall compute the adjusted conversion price in accordance with this paragraph 11 and shall prepare a certificate signed by the Treasurer of the corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the corporation for, and the amount of, any Additional Common Shares issued since the last such adjustment, and such certificate shall forthwith be filed with the office or offices designated as in paragraph (a) above; and

          (2) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record of the outstanding shares of such series; provided, however, that if within ten days after the completion of mailing of such notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (2) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business and upon the mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

     (l)  In case:

          (1) the corporation shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

          (2) the corporation shall authorize the granting to the holders of its Common Shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (3) of any reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding Common Shares), or of any consolidation or merger to which the corporation is a party and for which approval of any shareholders of the corporation is required or of the sale or transfer of all or substantially all of the assets of the corporation; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding up of the corporation; then the corporation shall cause to be mailed to the holders of record of the outstanding shares of such series, at least twenty days (or ten days in any case specified in clause (1) or (2) above) prior to the applicable record date here-inafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassi-fication, consolidation, merger, sale, transfer, dis-solution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     (m) The corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares for the purpose of effecting the conversion of the shares of such series, the full number of Common Shares then deliverable upon the conversion of all shares of such series then outstanding.

     (n) No fractional shares of Common Shares shall be issued upon conversion, but instead of any fraction of a share which would otherwise be issuable, the corporation shall, at its option, either

          (1) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of such series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

          (2) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per Common Share (as determined by the Board of Directors) at the close of business on the day of conversion.

     (o) The corporation will pay any and all taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of shares of such series pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in name other than that in which the shares of such series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

     (p) For the purpose of this paragraph 11, the term "Common Shares" shall include any stock of any class of the corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, and which is not subject to redemption by the corporation. However, shares issuable on conversion of shares of the date of issuance of such series shall include only shares of the class designated as Common Shares of the corporation as of the date of issuance of such series, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and which are not subject to redemption by the corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

     ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 932,000 Common Shares, without par value*; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

          Class                              Number of Shares

          *68,000 Common Shares in treasury and not eligible to vote.


     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 656,881; and the number of shares voted against said amendment or amendments was 1,776. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

          Class               Number of Shares Voted
                              For          Against


Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had _______ shares issued, itemized as follows:

          Series    Number of   Par value per share or statement
Class     (If Any)  of Shares   that shares are without par value


Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $____________ and a paid-in surplus of $__________ or a total of $____________.


     ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:


     ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:


     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                           Before Amendment    After Amendment
          Stated capital   $                   $
          Paid-in surplus  $                   $

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 21st day of January, 1970.

                              GENERAL EMPLOYMENT ENTERPRISES, INC.
                                  (Exact Corporate Name)
                              By:    /s/  Herbert F. Imhoff
                                     Its President

ATTEST:

/s/  Leonard L. Levin
    Its Secretary




                     STATEMENT OF RESOLUTION
                       ESTABLISHING SERIES

              GENERAL EMPLOYMENT ENTERPRISES, INC.
                    (Filed February 20, 1990)


Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby submits the following
Statement of Resolution Establishing Series.

1.   The name of the corporation is
          General Employment Enterprises, Inc.

2. The Board of Directors on February 12, 1990 duly adopted the following resolution establishing and designating one or more series and fixing and determining the relative rights and preferences thereof:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors (hereinafter called the "Board of Directors" or the "Board") of General Employment Enterprises, Inc. ("the Corporation") in accordance with the provisions of the Corporation's Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Shares, without par value (the "Preferred Shares"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations of such series, as follows:

         Series A Junior Participating Preferred Shares:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting the Series A Preferred Shares shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.

          Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Shares (or any similar shares) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, without par value (the "Common Shares"), of the Corporation and of any other junior share, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a Series A Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a Series A Preferred Share. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3.  Voting Rights.  The holders of shares of Series
A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other resolution fixing and determining a series of Preferred Shares or any similar shares, or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Articles of Incorporation or in any other resolution fixing and determining a series of Preferred Shares or any similar shares or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $1200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (B) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case each share of Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series A Preferred Shares shall not be redeemable.

     Section 9. Rank. The Series A Preferred Shares shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Shares, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Preferred Shares, voting together as a single class.

     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated:  February 20, 1990          General Employment Enterprises, Inc.
                                   (Exact Name of Corporation)
attested
by:  /s/ Nancy C. Frohnmaier       by:  /s/ Herbert F. Imhoff
(Signature of Secretary)           (Signature of President)

Nancy C Frohnmaier, Secretary      Herbert F. Imhoff, Chairman of the
                                   Board and President




                        STATE OF ILLINOIS
               DOMESTIC CORPORATION ANNUAL REPORT
                          Year of 1988

                Corporation File No. D 4241-517-1
                    (Filed November 10, 1988)

1.)  Corporate Name           General Employment Enterprises, Inc.
     Registered Agent         c/o Herbert Franklin Imhoff, Jr.
     Registered Office        One Tower Ln. -Suite 2100  (DuPage)
     City, IL, Zip Code       Oakbrook Terrace, IL  60181

2.)  Agent/Office, Changes Only:

                    General Employment Enterp
                        Corporation Name

                         CT Corporation
                        Registered Agent

                       208 S. LaSalle St.
               Registered Office - Street Address

                      Chicago, Cook  60604
                   City, County, IL, Zip Code

3.)  Date Incorporated:  09/28/1962

     Federal Employer Identification Number (FEIN):    366097429

4.)  The names and addresses of the officers and directors are:
     (If officers are directors, so state.)

Name                 Office    Number & Street      City,State           Zip
Herbert F. Imhoff,   President 56 Briarwood Ln.     Oak Brook, IL      60521
     Director
Nancy C. Frohnmaier  Secretary 736 Rohde Ave.       Hillside, IL       60162
Herbert F.Imhoff, Jr.,
     Director        Treasurer 1551 Brandywyn       Buffalo Grove, IL  60090
Gen. Walter T. Kerwin, Jr.,
                     Director  307 Crown View       Alexandria, VA     22314
Howard S. Wilcox     Director  Guaranty Bldg-2nd Fl.Indianapolis, IN   46204
Anthony F. Spadaro   Director  8129 Kathryn Ct.     Burr Ridge, IL     60521

5.)  The type of business actually conducted in Illinois is:

6.)  Number of shares authorized and issued as of 06/30/88)

Class        Series    Par Value   Number Authorized  Number Issued
Common                                 5,000,000       1,504,115.00

7a.) The amount of paid-in capital as of 06/30/88 is:
     Paid-In Capital $_________________

7b.) The Paid-In Capital as of 06/30/88 on record with the Secretary of State is: Total $ 2 368 703

8.)  By:  /s/ Herbert F. Imhoff          Vice President   10/28/88
     (Any Authorized Officer's Signature)    (Title)       (Date)




                      ARTICLES OF AMENDMENT
                             to the
                    ARTICLES OF INCORPORATION
                               of
              GENERAL EMPLOYMENT ENTERPRISES, INC.

                     (Filed March 29, 1996)


1.   Corporate Name:     GENERAL EMPLOYMENT ENTERPRISES, INC.

2.   Manner of Adoption of Amendment:

     The following amendment of the Articles of Incorporation was adopted February 26, 1996 in the manner indicated below:

      X        By the shareholders, in accordance with Section
     10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment.

3.   Text of Amendment:

     (a) When amendment affects a name change, insert the new corporate name below:

     Article 1:  The name of the corporation is


     (b) If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety:

     Be it resolved that the number of authorized shares of Common Stock be increased from 5,000,000 to 20,000,000.